                                                                    EXHIBIT 23.4

                         [THOMPSON & KNIGHT LETTERHEAD]

(214) 969-1326
E-Mail: richessk@tklaw.com

August 16, 1999

VIA FACSIMILE AT 203-358-5825

Mr. Harry Baisden
Simba Information Inc.
11 River Bend Drive South
Stamford, CT 06907-0234

Re: Loislaw.com, Inc.

Dear Mr. Baisden:

   As legal counsel to Loislaw.com, Inc., formerly known as Law Office Information Systems, Inc. (the "Company"), I wrote you on July 6, 1999 requesting, on behalf of the Company, your permission to reference Simba Information, Inc. as the source of the following information in the Company's Form S-1 Registration Statement:

  According to a report by Simba Information Inc. entitled Web/Online Services 1998-2002: Market Analysis & Forecast, the market for web-based and other on-line legal, tax and public record information was $1.7 billion in 1998 and is projected to grow to $2.7 billion in 2002.

   As required by the Securities and Exchange Commission, the Company filed the July 6, 1999 letter as an exhibit to its Amendment No. 2 to Form S-1 Registration Statement on August 2, 1999. We are now asking you to acknowledge that you are aware that your consent was filed with the Securities and Exchange Commission and to consent to the filing of this letter with the Securities and Exchange Commission at a later date by signing below. Please do not hesitate to call me at 214-969-1326 if you have any questions regarding this request.

                                        Respectfully,

                                        /s/ Kirsten E. Richesson

                                        Kirsten E. Richesson


CONSENT AND AGREED:
This 17th day of August, 1999.

SIMBA INFORMATION, INC.

By:  /s/ Harry L. Baisden
  --------------------
Name: Harry Baisden
Title:Editorial Director

                         [THOMPSON & KNIGHT LETTERHEAD]

July 6, 1999

VIA FACSIMILE AT 203-358-5825

Mr. Harry Baisden
Simba Information Inc.
11 River Bend Drive South
Stamford, CT 06907-0234

Re: Loislaw.com, Inc.

Dear Mr. Baisden:

   As legal counsel to Loislaw.com, Inc., formerly known as Law Office Information Systems, Inc. (the "Company"), I am writing to request, on behalf of the Company, your permission to reference Simba Information, Inc. as the source of the following information in the Company's Form S-1 Registration
Statement:

     According to a report by Simba Information Inc. entitled Web/Online Services 1998-2002: Market Analysis & Forecast, the market for web-based and other on-line legal, tax and public record information was $1.7 billion in 1998 and is projected to grow to $2.7 billion in 2002.

   Please sign below to evidence your consent to the Company's use of this statement and return it in the undersigned. Please do not hesitate to call me at 214-969-1326 if you have any questions regarding this request.

                                          Respectfully,

                                          /s/ Kirsten E. Richesson

                                          Kirsten E. Richesson

CONSENT AND AGREED:
This 6 day of July, 1999.

SIMBA INFORMATION, INC.

By: /s/ Harry Baisden
  ---------------------
Name: Harry Baisden
Title:Editorial Director